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         EXHIBIT 10.37 -- FINDERS AGREEMENT WITH THE OBERON GROUP, LLC

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                                FINDERS AGREEMENT

      This Agreement is entered into by and between Oberon Group, LLC., a New York Limited Liability Company ("Finder"), or its assigns and Xfone Inc. ("Client"), a London, England based publicly-traded company, trading under the symbol ("xfne.ob") and/ its affiliates and/or assigns.

      In consideration of the mutual covenants herein, Client and Finder agree as follows:

      1. Purpose. Client is seeking to raise capital, and wishes to engage the services of Finder to help locate potential investors (hereinafter "Investor(s)"), which shall be defined as investment companies, entities or individual investors introduced and/or presented to Client by Finder.

      2. Services. In consideration for finder introducing an Investor(s) to Client, which culminates in the execution of an partial acquisition/acquisition/investment/financing agreement between said Investor(s) and Client, Client agrees to compensate Finder as set forth in this Agreement.

      3. Fee.

      (a) Upon the occurrence of a "Realization Event", defined herein, with respect to this Agreement, Client shall pay to Finder a cash fee (the "Fee") equal to 8% percent of the Total Transaction Value in cash, payable by wire transfer on or within 7 business days of the execution of an agreement between Client and Investor(s)as well as 8% of the Total Transaction Value in warrants priced at 100% of the market at closing.

      (b) For purposes of this Section 3, the following terms have the following meanings:

            (i) "Realization Event" shall mean the execution of any financing agreement and/or contract between Client and Investor(s) during the period of this agreement, including any financing agreement and/or contract for which discussions and/or negotiations commenced before the termination of this agreement but concluded with an agreement between the Client and Investor(s) after the termination of this agreement, in which an Investment or a portion of the total investment contemplated is made. Investment shall be defined as any equity, debt or any other type of financial instrument or security used to make an investment by any Investor(s) in Client. Client shall pay Finder a Fee for all financing tranches tendered by Investor(s) and accepted by Client even if any such payment occurs after the Termination of this contract.

            (ii) Total Transaction Value ("TTV") shall be defined as the total value of the investment being made in or pledged by Investor(s) to Client, whether in tranches or otherwise.

      4. Payment of Fees. Finder shall bill Client for amounts due hereunder, Client shall pay such amount to Finder within 7 business days of a Realization Event.

      5. Term. This Agreement shall be effective for a period of six months and shall automatically be renewed for continuous consecutive terms, unless either party sends a written notice, with a 60 day notice period, indicating the intent to terminate this Agreement. This Agreement may be terminated by either party with or without cause by written notice, sent by certified mail.

      6. Termination, Withdrawals. No termination of this Agreement shall affect the parties obligations under Sections 1, 3, 4 or 5 of this Agreement

      7. Effective Date of Agreement. Notwithstanding the date that this Agreement is signed or delivered by either party, the "Effective Date" shall be November 17, 2002.

      8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY Arbitration and CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE State of New York. Any matter arising out of this agreement shall be arbitrated in Manhattan, New York using three arbitrators pursuant to the rules of and under the auspices of the Arbitration Association of America.

      9. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any and all other provisions hereof.

      IN WITNESS WHEREOF, this Agreement has been duly signed by or on behalf of the parties hereto on the dates set forth below their respective signatures.

"FINDER"
"CLIENT"

The Oberon Group, LLC                    Xfone, Inc.

By:                                      By:
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Name:  Adam Breslawsky                   Name: Guy Nissenson
Title:  Managing Director                Title: President and
                                                Chief Executive Officer
Dated:                                   Dated:
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